UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2009

Crown Castle International Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16441	76-0470458
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1220 Augusta Drive

Suite 500

Houston, TX 77057

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (713) 570-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 – ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 30, 2009, CC Holdings GS V LLC (“Issuer Entity”) and Crown Castle GS III Corp. (“Co-Issuer Entity” and together with the Issuer Entity, “Issuers”) issued $1,200,000,000 aggregate principal amount of 7.750% Senior Secured Notes due 2017 (“Notes”), pursuant to an indenture (“Indenture”) dated as of April 30, 2009, by and among the Issuers, the Guarantors (as defined below) and The Bank of New York Mellon Trust Company, N.A., as trustee (“Indenture Trustee”). The Issuers and the Guarantors are indirect wholly owned subsidiaries of Crown Castle International Corp. (“Company”). Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Indenture or the Cash Management Agreement dated as of April 30, 2009 among the Issuer Entity, the Guarantors, Crown Castle USA Inc. (“Manager”) and the Indenture Trustee (“Cash Management Agreement”), as applicable.

The Notes are guaranteed by the direct and indirect wholly owned subsidiaries of the Issuer Entity, other than the Co-Issuer Entity (collectively, “Guarantors”). The Notes are not guaranteed by and will not constitute obligations of the Company or any of its subsidiaries, other than the Issuers and the Guarantors. The Notes will be paid solely from the cash flows generated from operation of the towers held directly and indirectly by the Issuer Entity and the Guarantors.

The Notes are secured on a first priority basis by a pledge of the equity interests of the Guarantors holding such towers and by certain other assets of the Guarantors.

Some or all of the Notes, at the Issuer Entity’s option, may be redeemed at any time prior to May 1, 2013 at a price equal to 100% of the principal amount of the Notes plus a “make-whole” premium. In addition, some or all of the Notes, at the Issuer Entity’s option, may be redeemed at any time on or after May 1, 2013 at the redemption prices set forth in the Indenture.

The Cash Management Agreement provides that for so long as any Cash Trap Event (as described below) is continuing, all Excess Cash Flow will be deposited in a Cash Trap Reserve Sub-Account. A Cash Trap Event will occur as of the last day of any calendar quarter when the Consolidated Fixed Charge Coverage Ratio of the Issuer Entity is equal to or less than 1.35 to 1 and will continue to exist until such time as the Consolidated Fixed Charge Coverage Ratio exceeds 1.35 to 1 for two consecutive calendar quarters.

If, at the end of any fiscal quarter, (i) the aggregate amount of funds deposited in the Cash Trap Reserve Sub-Account exceeds $100,000,000 and (ii) a Repayment Period (as described below) is in effect, the Issuers will be required to commence within 30 days following the end of such quarter an offer to purchase the maximum principal amount of Notes that may be purchased out of the aggregate amount of funds deposited in the Cash Trap Reserve Sub-Account. A Repayment Period will commence as of the last day of any calendar quarter if the Consolidated Fixed Charge Coverage Ratio is equal to or less than 1.20 to 1 and will continue to exist until the Consolidated Fixed Charge Coverage Ratio exceeds 1.20 to 1 as of the last day of any calendar quarter.

In addition, under certain circumstances, the Issuers may also be required to commence an offer to purchase Notes at par as a result of the sale of assets or the receipt of casualty and condemnation proceeds.

The net proceeds of the offering were used by the Guarantors, together with other cash, to repay in full the outstanding mortgage loans of the Guarantors relating to the Commercial Mortgage Pass-Through Certificates, Series 2006-1 (“Certificates”) issued in 2006 by Global Signal Trust III, together with related prepayment premiums. The proceeds of such repayment were deposited with the trustee for the Certificates and will be distributed to the holders of such Certificates in accordance with the terms of the Trust.

In connection with the issuance and sale of the Notes, the Issuer Entity and the Guarantors entered into a management agreement (“Management Agreement”) dated as of April 30, 2009, with the Manager. The Manager is a wholly owned indirect subsidiary of the Company. Pursuant to the Management Agreement, the Manager will perform, on behalf of the Guarantors, those functions reasonably necessary to maintain, market, operate, manage and administer the assets of the Guarantors.

Also in connection with the issuance and sale of the Notes, the Issuer Entity, the Guarantors, the Indenture Trustee and the Manager entered into the Cash Management Agreement. Pursuant to the Cash Management Agreement, the Manager and the Indenture Trustee will administer the reserve and allocation of funds in the manner set forth therein.

The above summary of the Indenture, the Cash Management Agreement and the Management Agreement is qualified in its entirety by references to the complete terms and provisions of the Indenture, the Cash Management Agreement and the Management Agreement filed herewith as Exhibit 4.1, 10.1 and 10.2, respectively.

ITEM 2.03 – CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

See Item 1.01, which is incorporated by reference.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
4.1	Indenture dated April 30, 2009, between CC Holdings GS V LLC, Crown Castle GS III Corp., the Guarantors named therein and Bank of New York Mellon Trust Company, N.A., as trustee

10.1	Management Agreement, dated as of April 30, 2009, by and among Crown Castle USA Inc., as Manager, and Global Signal Acquisitions LLC, Global Signal Acquisitions II LLC, Pinnacle Towers LLC, and the direct and indirect subsidiaries of Pinnacle Towers LLC, collectively, as Owners

10.2	Cash Management Agreement, dated as of April 30, 2009, by and among CC Holdings GS V LLC, as Issuer, Global Signal Acquisitions LLC, Global Signal Acquisitions II LLC, Pinnacle Towers LLC, the Guarantors named therein, The Bank of New York Mellon Trust Company, N.A., as Trustee, and Crown Castle USA Inc., as Manager

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INTERNATIONAL CORP.

Date: May 4, 2009	By:	/s/ E. Blake Hawk
	Name:	E. Blake Hawk
	Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture dated April 30, 2009, between CC Holdings GS V LLC, Crown Castle GS III Corp., the Guarantors named therein and Bank of New York Mellon Trust Company, N.A., as trustee

10.1	Management Agreement, dated as of April 30, 2009, by and among Crown Castle USA Inc., as Manager, and Global Signal Acquisitions LLC, Global Signal Acquisitions II LLC, Pinnacle Towers LLC, and the direct and indirect subsidiaries of Pinnacle Towers LLC, collectively, as Owners

10.2	Cash Management Agreement, dated as of April 30, 2009, by and among CC Holdings GS V LLC, as Issuer, Global Signal Acquisitions LLC, Global Signal Acquisitions II LLC, Pinnacle Towers LLC, the Guarantors named therein, The Bank of New York Mellon Trust Company, N.A., as Trustee, and Crown Castle USA Inc., as Manager

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